Exhibit 99.1

Ponce Financial Group, Inc. Reports Fourth Quarter 2025 Results

NEW YORK, January 27, 2026 - Ponce Financial Group, Inc., (the “Company”) (NASDAQ: PDLB), the holding company for Ponce Bank, N.A. (the “Bank”), today announced results for the fourth quarter of 2025.

Fourth Quarter 2025 Highlights (Compared to Prior Periods):

•
Net income available to common stockholders was $9.9 million, or $0.42 per diluted share for the three months ended December 31, 2025, as compared to net income available to common stockholders of $6.2 million, or $0.27 per diluted share for the three months ended September 30, 2025 and net income available to common stockholders of $2.7 million, or $0.12 per diluted share for the three months ended December 31, 2024. Total net income for the three months ended December 31, 2025 was $10.1 million. The Company paid dividends of $0.3 million on its preferred stock during the three months ended December 31, 2025.
•
Included in the $9.9 million of net income available to common stockholders for the fourth quarter of 2025 results is $48.8 million in interest and dividend income and $3.5 million in non-interest income, offset by $20.9 million in interest expense, $16.6 million in non-interest expense, $3.6 million in provision for income taxes, $1.1 million in provision for credit losses and $0.3 million in dividends on preferred shares.
•
Net interest income of $27.9 million for the fourth quarter of 2025 increased $2.7 million, or 10.64%, from the prior quarter and increased $7.2 million, or 34.75%, from the same quarter last year.
•
Net interest margin was 3.57% for the fourth quarter of 2025, versus 3.30% for the prior quarter and 2.80% for the same quarter last year.

Full Year 2025 Highlights (Compared to 2024):

•
Net income available to common stockholders was $27.6 million, or $1.20 per diluted share for the year ended December 31, 2025, as compared to net income available to common stockholders of $10.3 million, or $0.46 per diluted share for the year ended December 31, 2024. The Company paid dividends of $1.1 million on its preferred stock during the for the year ended December 31, 2025 and $0.6 million for the year ended December 31, 2024.
•
Net interest income for the year ended December 31, 2025 was $99.8 million, an increase of $23.3 million, or 30.51%, compared to $76.5 million for the year ended December 31, 2024.
•
Non-interest income for the year ended December 31, 2025 was $9.4 million, an increase of $2.2 million, or 30.49%, from $7.2 million for the year ended December 31, 2024.
•
Non-interest expense for the year ended December 31, 2025 was $67.0 million, a decrease of $0.4 million, or 0.66%, compared to $67.5 million for the year ended December 31, 2024.
•
Cash and equivalents were $126.2 million as of December 31, 2025, a decrease of $13.7 million, or 9.79%, from $139.8 million as of December 31, 2024.
•
Securities totaled $365.2 million as of December 31, 2025, a decrease of $107.7 million, or 22.78%, from $472.9 million as of December 31, 2024 primarily due to regular principal payments, the call of four available-for-sale securities in the total amount of $8.3 million and the maturity/call of three held-to-maturity securities in the amount of $50.0 million.
•
Net loans receivable were $2.60 billion as of December 31, 2025, an increase of $312.7 million, or 13.67%, from $2.29 billion as of December 31, 2024.
•
Deposits were $2.05 billion as of December 31, 2025, an increase of $151.4 million, or 7.99%, from $1.90 billion as of December 31, 2024.

President and Chief Executive Officer’s Comments

Carlos P. Naudon, Ponce Financial Group, Inc.’s President and CEO, stated “The focused execution of our long-term strategy continues to bear fruits. We’re pleased with the increase in profitability over the last several quarters driven by incremental net interest income and controlled operating expenses. Our net interest margin grew 78bps this quarter versus the same quarter last year, and our non-interest expense remains flat for the last three consecutive years. Our capital ratios continue to be well in excess of regulatory requirements. We remain committed to the communities we serve and we’ll continue investing in our people and in technology to improve our efficiency.”

Executive Chairman’s Comment

Steven A. Tsavaris, Ponce Financial Group’s Executive Chairman added “We’re pleased with our levels of loan growth as we continue to make progress towards our commitments under the U.S. Treasury’s Emergency Capital Investment Program. As previously reported, we expect that our dividend yield will continue at the 0.50% level in the next dividend period starting later this year and we’re close to achieving 16 quarters of a cumulative deep impact lending percentage of more than 60%. After 14 quarters, including the quarter ended December 31, 2025, we are at 82% deep impact lending.”

The table below indicate the Key Metrics at or for the three months ended:

	At or for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2025	2025	2025	2025	2024
Performance Ratios:
Return on average assets (1)	1.26%	0.82%	0.79%	0.77%	0.38%
Return on common equity (1)	12.50%	8.10%	7.88%	7.97%	3.76%
Net interest margin (1) (2)	3.57%	3.30%	3.27%	2.98%	2.80%
Non-interest expense to average assets (1)	2.06%	2.10%	2.18%	2.19%	2.25%
Efficiency ratio (3)	52.95%	62.15%	63.69%	68.70%	75.63%
Capital Ratios:
Total capital to risk-weighted assets (Ponce Financial Group)	23.72%	24.08%	22.65%	22.84%	22.98%
Common equity Tier 1 capital to risk-weighted assets (Ponce Financial Group)	13.39%	13.39%	12.49%	12.51%	12.44%
Tier 1 capital to total assets (Ponce Financial Group)	17.28%	17.33%	17.13%	16.84%	17.70%
Total capital to risk-weighted assets (Bank only)	21.63%	21.79%	21.22%	21.38%	21.47%
Common equity Tier 1 capital to risk-weighted assets (Bank only)	20.53%	20.66%	20.15%	20.35%	20.40%
Tier 1 capital to total assets (Bank only)	16.12%	16.08%	15.99%	15.61%	15.81%
Asset Quality Ratios:
Allowance for credit losses on loans as a percentage of total loans	0.97%	0.98%	0.97%	0.96%	0.97%
Allowance for credit losses on loans as a percentage of nonperforming loans	94.74%	88.88%	101.01%	84.15%	82.29%
Net (charge-offs) recoveries to average outstanding loans (1)	(0.13%)	(0.03%)	(0.04%)	(0.04%)	(0.45%)
Non-performing loans as a percentage of total assets	0.83%	0.88%	0.76%	0.88%	0.90%
Other:
Number of offices	17	18	17	18	19
Number of full-time equivalent employees	216	209	206	211	218

(1)
Annualized.
(2)
Net interest margin represents net interest income divided by average total interest-earning assets.
(3)
Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

Summary of Results of Operations

Net income for the three months ended December 31, 2025 was $10.1 million compared to net income of $6.5 million for the three months ended September 30, 2025 and net income of $2.9 million for the three months ended December 31, 2024.

The $3.6 million increase of net income for the three months ended December 31, 2025 compared to the three months ended September 30, 2025 was attributed mainly to increases of $2.7 million in net interest income and $2.0 million in non-interest income and a decrease of $0.3 million in provision for credit losses, offset by and an increase of $1.3 million in provision for income taxes while remaining relatively flat on non-interest expense.

The $7.2 million increase of net income for the three months ended December 31, 2025 compared to the three months ended December 31, 2024 was largely due to increases of $7.2 million in net interest income and $1.4 million in non-interest income and a decrease of $0.8 million in non-interest expense, offset by increases of $2.0 million in provision for income taxes and $0.2 million in provision for credit losses.

Net income for the year ended December 31, 2025 was $28.7 million compared to net income of $11.0 million for the year ended December 31, 2024. The $17.7 million increase of net income for the year ended December 31, 2025 compared to the year ended December 31, 2024 was attributed mainly to increases of $23.3 million in net interest income as a result of a $22.9 million increase in total interest and dividend and a $0.4 million decrease in total interest expense, and $2.2 million in non-interest income and a decrease of $0.4 million in non-interest expense, partially offset by increases of $5.0 million in provision for income taxes, $3.2 million in provision for credit losses and $0.5 million in dividend on preferred shares.

Net Interest Income and Net Interest Margin

Net interest income for the three months ended December 31, 2025, increased $2.7 million, or 10.64%, to $27.9 million compared to $25.2 million for the three months ended September 30, 2025 and increased $7.2 million, or 34.75%, compared to $20.7 million for the three months ended December 31, 2024.

The $2.7 million increase in net interest income from the three months ended September 30, 2025 was attributable to an increase of $2.0 million in total interest and dividend income and a decrease of $0.7 million in total interest expense. The $7.2 million increase in net interest income from the three months ended December 31, 2024 was attributable to an increase of $5.9 million in total interest and dividend income and a decrease of $1.3 million in total interest expense.

Net interest income for the year ended December 31, 2025, increased $23.3 million, or 30.51%, to $99.8 million compared to $76.5 million for the year ended December 31, 2024. The $23.3 million increase in net interest income was attributable to an increase of $22.9 million in total interest and dividend income and a decrease of $0.4 million in total interest expense.

Net interest margin was 3.57% for the three months ended December 31, 2025 compared to 3.30% for the prior quarter, an increase of 27bps and 2.80% for the same period last year, an increase of 77bps.

Net interest margin was 3.28% for the year ended December 31, 2025 compared to 2.70% for the year ended December 31, 2024, an increase of 58bps.

Non-interest Income

Non-interest income for the three months ended December 31, 2025, was $3.5 million, an increase of $2.0 million, or 133.18%, compared to $1.5 million for the three months ended September 30, 2025 and an increase of $1.4 million, or 65.90%, compared to $2.1 million for the three months ended December 31, 2024.

The $2.0 million increase in non-interest income from the three months ended September 30, 2025 was largely attributable to increases of $1.2 million in other non-interest income and $0.8 million in late and prepayment charges. The increase of $1.2 million in other non-interest income is largely attributable to positive valuation adjustments of the Bank's investments in Oaktree SBIC Fund, L.P. ("Oaktree") and EJF Silvergate Ventures Fund LP ("Silvergate").

The $1.4 million increase in non-interest income from the three months ended December 31, 2024 was largely attributable to increases of $0.9 million in late and prepayment charges, $0.4 million in grant income and $0.3 million in other non-interest income attributable to positive valuation adjustments for the Bank's investments in Oaktree and Silvergate, partially offset by decreases of $0.1 million in income on sale of SBA loans and $0.1 million in income on the sale of mortgage loans.

Non-interest income for the year ended December 31, 2025, was $9.4 million, an increase of $2.2 million, or 30.49%, compared to $7.2 million for the year ended December 31, 2024. The $2.2 million increase in non-interest income was largely attributable to increases of $1.6 million in late and prepayment charges, $1.3 million in grant income and $0.3 million in income on sale of SBA loans, partially offset by decreases of $0.6 million in other non-interest income and $0.4 million in income on the sale of mortgage loans.

Non-interest Expense

Non-interest expense for the three months ended December 31, 2025 was $16.6 million, remaining flat compared to the three months ended September 30, 2025 and a decrease of $0.8 million compared to $17.5 million when compared to the three months ended December 31, 2024.

The $0.8 million decrease in non-interest expense from the three months ended December 31, 2024 was mainly attributable to decreases of $0.5 million in direct loan expenses, $0.3 million in federal deposit insurance and regulatory assessment, and $0.3 million in professional fees, partially offset by an increase of $0.4 million in compensation and benefits.

Non-interest expense for the year ended December 31, 2025, was $67.0 million, a decrease of $0.4 million, or 0.66%, compared to $67.5 million for the year ended December 31, 2024. The $0.4 million decrease in non-interest expense was mainly attributable to decreases of $1.7 million in direct loan expenses and $0.6 million in professional fees, $0.3 million in federal deposit insurance and regulatory assessment, and $0.3 million in office supplies, telephone and postage, partially offset by increases of $0.9 million in occupancy and equipment, $0.5 million in compensation and benefits, $0.5 million in data processing expenses and $0.2 million in other operating expense.

Credit Quality:

Total non-performing assets and accruing modifications to borrowers experiencing financial difficulty were $30.2 million at December 31, 2025 compared to $32.4 million at September 30, 2025 and $32.1 million at December 31, 2024.

During the three months ended December 31, 2025, a credit loss provision of $1.1 million on loans was recorded, consisting of $1.5 million charged on the funded portion and $0.4 million benefit on the unfunded portion on loans. During the three months ended September 30, 2025, a credit loss provision of $1.4 million on loans was recorded, consisting of $0.9 million charged on the funded portion and $0.5 million charged on the unfunded portion on loans. During the three months ended December 31, 2024, a credit loss provision of $0.9 million on loans was recorded, consisting of $1.1 million charged on the funded portion on loans and a benefit of $0.2 million on the unfunded portion on loans.

During the year ended December 31, 2025, a credit loss provision of $3.8 million on loans was recorded, consisting of $4.5 million charged on the funded portion and a benefit of $0.7 million on the unfunded portion on loans. During the year ended December 31, 2024, a credit loss provision of $0.8 million on loans was recorded, consisting of $1.5 million charged on the funded portion on loans and a benefit of $0.7 million on unfunded portion on loans.

Balance Sheet Summary

Total assets increased $184.0 million, or 6.05%, to $3.22 billion as of December 31, 2025 from $3.04 billion as of December 31, 2024. The increase in total assets is largely attributable to increases of $312.7 million in net loans receivable and $10.7 million in purchases of Federal Reserve Bank of New York stock, partially offset by decreases of $95.0 million in held-to-maturity securities, $13.7 million in cash and cash equivalents, $12.8 million in available-for-sale securities, $7.6 million in other assets, $7.3 million in mortgage loans held for sale, $1.5 million in right of use asset, $1.2 million in premises and equipment, net and $0.6 million in deferred tax assets.

Total liabilities increased $148.0 million, or 5.84%, to $2.68 billion as of December 31, 2025 from $2.53 billion as of December 31, 2024. The increase in total liabilities was largely attributable to an increase of $151.4 million in deposits, partially offset by decreases of $2.2 million in other liabilities and $1.3 million in operating lease liabilities.

Total stockholders’ equity increased $36.0 million, or 7.13%, to $541.5 million as of December 31, 2025, from $505.5 million as of December 31, 2024. The $36.0 million increase in stockholders’ equity was largely attributable to $28.7 million in net income, $4.5 million in other comprehensive income, $1.9 million impact to additional paid in capital as a result of share-based compensation, $1.9 million from release of ESOP shares and $0.1 million from exercise of stock options, offset by $1.1 million in dividends on preferred shares.

About Ponce Financial Group, Inc.

Ponce Financial Group, Inc. is the holding company for Ponce Bank, N.A.. Ponce Bank, N.A. is a Minority Depository Institution, a Community Development Financial Institution, and a certified Small Business Administration lender. Ponce Bank, N.A.’s business primarily consists of taking deposits from the general public and to a lesser extent alternative funding sources and investing those funds, together with funds generated from operations and borrowings, in mortgage loans, consisting of 1-4 family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties, construction and land, and, to a lesser extent, in business and consumer loans. Ponce Bank. N.A. also invests in securities, which consist of U.S. Government and federal agency securities and securities issued by government-sponsored or government-owned enterprises, as well as, mortgage-backed securities, corporate bonds and obligations, Federal Home Loan Bank stock and Federal Reserve Bank stock.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which Ponce Bank, N.A. operates, including changes that adversely affect borrowers’ ability to service and repay Ponce Bank, N.A.’s loans; changes in U.S. trade policies, including the imposition of tariffs and retaliatory tariffs, and their related impacts on the economy; changes in the value of securities in the investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that intangibles recorded in the financial statements will become impaired; demand for loans in Ponce Bank, N.A.’s market area; Ponce Bank, N.A.’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that Ponce Financial Group, Inc. may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in Ponce Financial Group, Inc.’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Ponce Financial Group, Inc. disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by applicable law or regulation.

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands, except for share data)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2025	2025	2025	2025	2024
ASSETS
Cash and due from banks:
Cash	$28,511	$29,296	$35,767	$32,113	$35,478
Interest-bearing deposits	97,643	117,283	90,872	97,780	104,361
Total cash and cash equivalents	126,154	146,579	126,639	129,893	139,839
Available-for-sale securities, at fair value	92,196	94,822	96,562	103,570	104,970
Held-to-maturity securities, at amortized cost	272,982	285,125	336,879	358,024	367,938
Placement with banks	249	249	249	249	249
Mortgage loans held for sale, at fair value	3,388	5,794	5,703	8,567	10,736
Loans receivable, net	2,599,258	2,490,046	2,458,712	2,370,931	2,286,599
Accrued interest receivable	17,905	18,903	19,126	19,008	17,771
Premises and equipment, net	15,638	16,129	16,067	16,417	16,794
Right of use assets	27,583	28,295	28,806	29,496	29,093
Federal Home Loan Bank of New York stock (FHLBNY), at cost	29,309	25,945	26,620	25,807	29,182
Federal Reserve Bank of New York stock (FRBNY), at cost	10,698	—	—	—	—
Deferred tax assets	11,501	12,402	12,143	11,629	12,074
Other assets	17,109	32,790	26,363	16,245	24,693
Total assets	$3,223,970	$3,157,079	$3,153,869	$3,089,836	$3,039,938
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$2,046,635	$2,063,081	$2,053,151	$2,017,848	$1,895,213
Borrowings	596,100	521,100	536,100	521,100	596,100
Operating lease liabilities	29,353	30,028	30,501	31,126	30,696
Accrued interest payable	3,788	4,372	4,161	4,628	3,712
Other liabilities	6,545	8,663	8,868	1,248	8,717
Total liabilities	2,682,421	2,627,244	2,632,781	2,575,950	2,534,438
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized	225,000	225,000	225,000	225,000	225,000
Common stock, $0.01 par value; 200,000,000 shares authorized	249	249	249	249	249
Treasury stock, at cost	(6,164)	(7,270)	(7,404)	(7,641)	(7,707)
Additional paid-in-capital	208,604	208,909	208,275	207,888	207,319
Retained earnings	135,332	125,477	119,250	113,432	107,754
Accumulated other comprehensive loss	(10,820)	(11,586)	(13,047)	(13,515)	(15,297)
Unearned compensation ─ ESOP	(10,652)	(10,944)	(11,235)	(11,527)	(11,818)
Total stockholders' equity	541,549	529,835	521,088	513,886	505,500
Total liabilities and stockholders' equity	$3,223,970	$3,157,079	$3,153,869	$3,089,836	$3,039,938

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2025	2025	2025	2025	2024
Interest and dividend income:
Interest on loans receivable	$43,599	$41,486	$40,291	$37,136	$35,622
Interest on deposits due from banks	1,209	978	807	1,668	1,783
Interest and dividend on securities and FHLBNY stock	4,013	4,383	4,762	5,193	5,481
Total interest and dividend income	48,821	46,847	45,860	43,997	42,886
Interest expense:
Interest on certificates of deposit	6,706	6,553	7,382	7,754	8,104
Interest on other deposits	9,106	9,996	9,058	8,554	8,476
Interest on borrowings	5,075	5,050	4,994	5,486	5,576
Total interest expense	20,887	21,599	21,434	21,794	22,156
Net interest income	27,934	25,248	24,426	22,203	20,730
Provision (benefit) for credit losses	1,078	1,364	1,626	(285)	897
Net interest income after provision (benefit) for credit losses	26,856	23,884	22,800	22,488	19,833
Non-interest income:
Service charges and fees	542	539	511	525	500
Brokerage commissions	23	8	—	4	44
Late and prepayment charges	1,173	385	530	697	318
Income on sale of mortgage loans	139	166	169	148	254
Income on sale of SBA loans	—	—	—	404	148
Grant income	428	429	428	—	—
Other	1,174	(35)	422	603	833
Total non-interest income	3,479	1,492	2,060	2,381	2,097
Non-interest expense:
Compensation and benefits	8,113	7,868	7,627	7,780	7,668
Occupancy and equipment	4,033	3,934	3,907	3,913	3,863
Data processing expenses	1,223	1,296	1,188	1,152	1,143
Direct loan expenses	116	155	241	388	617
Insurance and surety bond premiums	324	318	297	315	293
Office supplies, telephone and postage	186	170	174	170	294
Professional fees	1,392	1,409	1,367	1,364	1,703
Microloans recoveries	—	—	—	—	(29)
Marketing and promotional expenses	94	184	266	83	289
Federal deposit insurance and regulatory assessment	97	266	546	461	418
Other operating expenses	1,056	1,018	1,256	1,262	1,206
Total non-interest expense	16,634	16,618	16,869	16,888	17,465
Income before income taxes	13,701	8,758	7,991	7,981	4,465
Provision for income taxes	3,565	2,250	1,891	2,022	1,532
Net income	$10,136	$6,508	$6,100	$5,959	$2,933
Dividends on preferred shares	281	281	282	281	282
Net income available to common stockholders	$9,855	$6,227	$5,818	$5,678	$2,651
Earnings per common share:
Basic	$0.43	$0.27	$0.26	$0.25	$0.12
Diluted	$0.42	$0.27	$0.25	$0.25	$0.12
Weighted average common shares outstanding:
Basic	22,837,044	22,766,195	22,716,615	22,662,916	22,528,160
Diluted	23,263,708	23,135,448	22,947,769	22,876,740	22,807,644

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	For the Years Ended December 31,
	2025	2024	Variance $	Variance %
Interest and dividend income:
Interest on loans receivable	$162,512	$130,512	$32,000	24.52%
Interest on deposits due from banks	4,662	8,666	(4,004)	(46.20%)
Interest and dividend on securities and FHLBNY stock	18,351	23,459	(5,108)	(21.77%)
Total interest and dividend income	185,525	162,637	22,888	14.07%
Interest expense:
Interest on certificates of deposit	28,395	27,768	627	2.26%
Interest on other deposits	36,714	30,924	5,790	18.72%
Interest on borrowings	20,605	27,465	(6,860)	(24.98%)
Total interest expense	85,714	86,157	(443)	(0.51%)
Net interest income	99,811	76,480	23,331	30.51%
Provision for credit losses	3,783	551	3,232	586.57%
Net interest income after provision for credit losses	96,028	75,929	20,099	26.47%
Non-interest income:
Service charges and fees	2,117	1,973	144	7.30%
Brokerage commissions	35	61	(26)	(42.62%)
Late and prepayment charges	2,785	1,180	1,605	136.02%
Income on sale of mortgage loans	622	1,048	(426)	(40.65%)
Income on sale of SBA loans	404	148	256	172.97%
Grant income	1,285	—	1,285	—%
Other	2,164	2,803	(639)	(22.80%)
Total non-interest income	9,412	7,213	2,199	30.49%
Non-interest expense:
Compensation and benefits	31,388	30,910	478	1.55%
Occupancy and equipment	15,787	14,880	907	6.10%
Data processing expenses	4,859	4,382	477	10.89%
Direct loan expenses	900	2,555	(1,655)	(64.77%)
Insurance and surety bond premiums	1,254	1,101	153	13.90%
Office supplies, telephone and postage	700	998	(298)	(29.86%)
Professional fees	5,532	6,146	(614)	(9.99%)
Microloans recoveries	—	(201)	201	(100.00%)
Marketing and promotional expenses	627	714	(87)	(12.18%)
Federal deposit insurance and regulatory assessments	1,370	1,627	(257)	(15.80%)
Other operating expenses	4,592	4,345	247	5.68%
Total non-interest expense	67,009	67,457	(448)	(0.66%)
Income before income taxes	38,431	15,685	22,746	145.02%
Provision for income taxes	9,728	4,713	5,015	106.41%
Net income	$28,703	$10,972	$17,731	161.60%
Dividends on preferred shares	1,125	638	487	76.33%
Net income available to common stockholders	$27,578	$10,334	$17,244	166.87%
Earnings per common share:
Basic	$1.21	$0.46	$0.75	163.00%
Diluted	$1.20	$0.46	$0.74	160.87%
Weighted average common shares outstanding:
Basic	22,746,226	22,434,654	311,572	1.39%
Diluted	23,060,669	22,551,715	508,954	2.26%

Ponce Financial Group, Inc. and Subsidiaries

Loans Receivable excluding Mortgage Loans Held for Sale

	As of
	December 31,		September 30,		June 30,		March 31,		December 31,
	2025		2025		2025		2025		2024
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Mortgage loans:
1-4 family residential
Investor Owned	$307,267	11.70%	$311,728	12.39%	$317,488	12.78%	$325,866	13.62%	$330,053	14.30%
Owner-Occupied	127,107	4.84%	132,874	5.28%	134,862	5.43%	137,676	5.75%	142,363	6.17%
Multifamily residential	756,542	28.83%	688,574	27.39%	693,670	27.96%	675,541	28.24%	670,159	29.04%
Nonresidential properties	526,210	20.05%	436,175	17.35%	404,512	16.30%	390,681	16.33%	389,898	16.89%
Construction and land	854,096	32.54%	886,369	35.25%	883,462	35.59%	815,425	34.08%	733,660	31.79%
Total mortgage loans	2,571,222	97.96%	2,455,720	97.66%	2,433,994	98.06%	2,345,189	98.02%	2,266,133	98.19%
Non-mortgage loans:
Business loans	53,063	2.02%	58,012	2.31%	47,372	1.91%	46,329	1.94%	40,849	1.77%
Consumer loans	625	0.02%	727	0.03%	840	0.03%	997	0.04%	1,038	0.04%
Total non-mortgage loans	53,688	2.04%	58,739	2.34%	48,212	1.94%	47,326	1.98%	41,887	1.81%
Total loans, gross	2,624,910	100.00%	2,514,459	100.00%	2,482,206	100.00%	2,392,515	100.00%	2,308,020	100.00%
Net deferred loan origination costs	(203)		351		606		1,390		1,081
Allowance for credit losses on loans	(25,449)		(24,764)		(24,100)		(22,974)		(22,502)
Loans, net	$2,599,258		$2,490,046		$2,458,712		$2,370,931		$2,286,599

Ponce Financial Group, Inc. and Subsidiaries

Allowance for Credit Losses on Loans

	For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2025	2025	2025	2025	2024
	(Dollars in thousands)
Allowance for credit losses on loans at beginning of the period	$24,764	$24,100	$22,974	$22,502	$23,966
Provision for credit losses on loans	1,526	864	1,348	731	1,090
Charge-offs:
Mortgage loans:
1-4 family residences
Investor owned	(32)	—	—	(38)	—
Non-mortgage loans:
Business	(801)	(200)	(222)	(222)	(232)
Consumer	(44)	—	—	(3)	(2,465)
Total charge-offs	(877)	(200)	(222)	(263)	(2,697)
Recoveries:
Mortgage loans:
1-4 family residences
Investor owned	1	—	—	—	—
Non-mortgage loans:
Business	35	—	—	4	—
Consumer	—	—	—	—	143
Total recoveries	36	—	—	4	143
Net (charge-offs) recoveries	(841)	(200)	(222)	(259)	(2,554)
Allowance for credit losses on loans at end of the period	$25,449	$24,764	$24,100	$22,974	$22,502

Ponce Financial Group, Inc. and Subsidiaries

Deposits

	As of
	December 31,		September 30,		June 30,		March 31,		December 31,
	2025		2025		2025		2025		2024
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Demand	$208,250	10.18%	$192,595	9.34%	$197,671	9.63%	$212,139	10.51%	$169,178	8.93%
Interest-bearing deposits:
NOW/IOLA accounts	84,012	4.10%	75,051	3.64%	63,626	3.10%	74,430	3.69%	62,616	3.30%
Money market accounts	779,532	38.09%	821,844	39.84%	790,939	38.52%	692,753	34.33%	636,219	33.57%
Reciprocal deposits	152,630	7.46%	154,548	7.49%	136,693	6.66%	141,838	7.03%	130,677	6.90%
Savings accounts (1)	117,708	5.75%	117,401	5.69%	113,701	5.53%	119,023	5.90%	116,219	6.12%
Total NOW, money market, reciprocal and savings accounts	1,133,882	55.40%	1,168,844	56.66%	1,104,959	53.81%	1,028,044	50.95%	945,731	49.89%
Certificates of deposit of $250K or more	202,500	9.89%	209,819	10.17%	220,671	10.75%	219,721	10.89%	204,293	10.78%
Brokered certificates of deposit (2)	67,942	3.32%	67,952	3.29%	69,531	3.39%	84,531	4.19%	94,531	4.99%
Listing service deposits (2)	4,150	0.20%	4,150	0.20%	6,140	0.30%	6,140	0.30%	7,376	0.39%
All other certificates of deposit less than $250K	429,911	21.01%	419,721	20.34%	454,179	22.12%	467,273	23.16%	474,104	25.02%
Total certificates of deposit	704,503	34.42%	701,642	34.00%	750,521	36.56%	777,665	38.54%	780,304	41.18%
Total interest-bearing deposits	1,838,385	89.82%	1,870,486	90.66%	1,855,480	90.37%	1,805,709	89.49%	1,726,035	91.07%
Total deposits	$2,046,635	100.00%	$2,063,081	100.00%	$2,053,151	100.00%	$2,017,848	100.00%	$1,895,213	100.00%

(1)
As of June 30, 2025, March 31, 2025 and December 31, 2024, Advance payments by borrowers for taxes and insurance in the amounts of $10.9 million, $12.9 million and $10.3 million, respectively, were reclassified to Deposits.
(2)
There were no individual listing service deposits or brokered certificates of deposit amounting to $250,000 or more.

Ponce Financial Group, Inc. and Subsidiaries

Nonperforming Assets

	As of Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2025	2025	2025	2025	2024
	(Dollars in thousands)
Non-accrual loans:
Mortgage loans:
1-4 family residential
Investor owned	$2,870	$2,527	$1,859	$1,052	$436
Owner occupied	1,557	649	—	1,423	1,423
Multifamily residential	13,112	14,202	11,703	9,788	10,271
Nonresidential properties	—	—	405	—	—
Construction and land	8,247	8,907	8,907	14,159	14,158
Non-mortgage loans:
Business	667	880	276	170	343
Consumer	—	—	—	—	—
Total non-accrual loans (not including non-accruing modifications to borrowers experiencing financial difficulty) (1)	$26,453	$27,165	$23,150	$26,592	$26,631

Non-accruing modifications to borrowers experiencing financial difficulty (1):
Mortgage loans:
1-4 family residential
Investor owned	$—	$284	$284	$279	$279
Owner occupied	410	414	424	431	435
Total non-accruing modifications to borrowers experiencing financial difficulty (1)	410	698	708	710	714
Total non-performing assets (2)	$26,863	$27,863	$23,858	$27,302	$27,345

Accruing modifications to borrowers experiencing financial difficulty (1):
Mortgage loans:
1-4 family residential
Investor owned	$1,753	$1,766	$1,779	$1,792	$1,807
Owner occupied	821	1,959	2,012	2,038	2,062
Multifamily residential	—	—	—	—	—
Nonresidential properties	621	629	655	644	652
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	190	196	203	209	215
Consumer	—	—	—	—	—
Total accruing modifications to borrowers experiencing financial difficulty (1)	$3,385	$4,550	$4,649	$4,683	$4,736
Total non-performing assets and accruing modifications to borrowers experiencing financial difficulty (1)	$30,248	$32,413	$28,507	$31,985	$32,081
Total non-performing assets to total assets	0.83%	0.88%	0.76%	0.87%	0.90%

(1) Balances include both modifications to borrowers experiencing financial difficulty, in accordance with ASU 2022-02 adopted on January 1, 2023, and previously existing troubled debt restructurings.

(2) Includes nonperforming mortgage loans held for sale.

Ponce Financial Group, Inc. and Subsidiaries

Average Balance Sheets

	For the Three Months Ended December 31,
	2025			2024
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$2,572,286	$43,599	6.72%	$2,261,426	$35,622	6.27%
Securities (3)	373,333	3,370	3.58%	507,510	4,860	3.81%
Other (4)	157,430	1,852	4.67%	179,701	2,404	5.32%
Total interest-earning assets	3,103,049	48,821	6.24%	2,948,637	42,886	5.79%
Non-interest-earning assets	94,050			108,558
Total assets	$3,197,099			$3,057,195
Interest-bearing liabilities:
NOW/IOLA	$73,304	$131	0.71%	$68,776	$119	0.69%
Money market	953,849	8,947	3.72%	761,130	8,329	4.35%
Savings (5)	121,352	28	0.09%	124,364	28	0.09%
Certificates of deposit	713,390	6,706	3.73%	783,335	8,104	4.12%
Total deposits	1,861,895	15,812	3.37%	1,737,605	16,580	3.80%
Borrowings	526,263	5,075	3.83%	573,316	5,576	3.87%
Total interest-bearing liabilities	2,388,158	20,887	3.47%	2,310,921	22,156	3.81%
Non-interest-bearing liabilities:
Non-interest-bearing demand	228,978	—		191,355	—
Other non-interest-bearing liabilities	42,062	—		47,875	—
Total non-interest-bearing liabilities	271,040	—		239,230	—
Total liabilities	2,659,198	20,887		2,550,151	22,156
Total equity	537,901			507,044
Total liabilities and total equity	$3,197,099		3.47%	$3,057,195		3.81%
Net interest income		$27,934			$20,730
Net interest rate spread (6)			2.77%			1.98%
Net interest-earning assets (7)	$714,891			$637,716
Net interest margin (8)			3.57%			2.80%
Average interest-earning assets to interest-bearing liabilities			129.93%			127.60%

(1)
Annualized where appropriate.
(2)
Loans include loans and mortgage loans held for sale, at fair value.
(3)
Securities include available-for-sale securities and held-to-maturity securities.
(4)
Includes FHLBNY demand account, FHLBNY stock dividends and FRBNY demand deposits.
(5)
For the three months ended December 31, 2024, advance payments by borrowers for taxes and insurance in the amounts of $15.1 million, were reclassified to savings.
(6)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(7)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(8)
Net interest margin represents net interest income divided by average total interest-earning assets.

Ponce Financial Group, Inc. and Subsidiaries

Average Balance Sheets

	For the Years Ended December 31,
	2025			2024
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Loans (1)	$2,472,805	$162,512	6.57%	$2,094,820	$130,512	6.23%
Securities (2)	427,033	16,050	3.76%	548,641	21,289	3.88%
Other (3)	141,438	6,963	4.92%	192,403	10,836	5.63%
Total interest-earning assets	3,041,276	185,525	6.10%	2,835,864	162,637	5.74%
Non-interest-earning assets	100,790			107,017
Total assets	$3,142,066			$2,942,881
Interest-bearing liabilities:
NOW/IOLA	$73,102	$483	0.66%	$74,796	$662	0.89%
Money market	901,692	36,119	4.01%	654,521	30,148	4.61%
Savings (4)	119,335	112	0.09%	125,062	114	0.09%
Certificates of deposit	744,497	28,395	3.81%	676,306	27,768	4.11%
Total deposits	1,838,626	65,109	3.54%	1,530,685	58,692	3.83%
Borrowings	534,183	20,605	3.86%	670,982	27,465	4.09%
Total interest-bearing liabilities	2,372,809	85,714	3.61%	2,201,667	86,157	3.91%
Non-interest-bearing liabilities:
Non-interest-bearing demand	207,288	—		191,155	—
Other non-interest-bearing liabilities	38,431	—		50,259	—
Total non-interest-bearing liabilities	245,719	—		241,414	—
Total liabilities	2,618,528	85,714		2,443,081	86,157
Total equity	523,538			499,800
Total liabilities and total equity	$3,142,066		3.61%	$2,942,881		3.91%
Net interest income		$99,811			$76,480
Net interest rate spread (5)			2.49%			1.83%
Net interest-earning assets (6)	$668,467			$634,197
Net interest margin (7)			3.28%			2.70%
Average interest-earning assets to
interest-bearing liabilities			128.17%			128.81%

(1)
Loans include loans and mortgage loans held for sale, at fair value.
(2)
Securities include available-for-sale securities and held-to-maturity securities.
(3)
Includes FHLBNY demand account, FHLBNY stock dividends and FRBNY demand deposits.
(4)
For the year ended December 31, 2024, advance payments by borrowers for taxes and insurance in the amounts of $14.0 million, were reclassified to savings.
(5)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(6)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(7)
Net interest margin represents net interest income divided by average total interest-earning assets.

Ponce Financial Group, Inc. and Subsidiaries

Other Data

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2025	2025	2025	2025	2024
Other Data
Common shares issued	24,886,711	24,886,711	24,886,711	24,886,711	24,886,711
Less treasury shares	750,785	885,586	901,911	920,520	925,497
Common shares outstanding at end of period	24,135,926	24,001,125	23,984,800	23,966,191	23,961,214

Book value per common share	$13.12	$12.70	$12.34	$12.05	$11.71
Tangible book value per common share	$13.12	$12.70	$12.34	$12.05	$11.71